Exhibit 10.34

Full and precise name of Classified Investor:

Contact person:

Direct telephone:

Mobile telephone:

Email for delivery of results of issue:

Re: ScoutCam Inc. – Order Form for Issue of Shares and Options for Shares

1.	We hereby submit to ScoutCam Inc. (the “Company”) an irrevocable offer for the purchase of ______ ordinary shares of USD 0.001 par value (the “Purchased Shares”).

The ordinary shares shall be issued in consideration for the sum of USD _________ (USD 0.90 per ordinary share) which shall be paid in US Dollars.

Furthermore, in the context of the issue, the Company shall issue us, in addition to the Purchased Shares, with option warrants for ordinary shares of the Company which shall not be listed for trading, for no monetary consideration, in a quantity equal to 100% (one hundred percent) of the quantity of the shares that will in fact be issued to us (hereinafter: the “Options”). The Options shall be exercisable for shares of the Company until March 31, 2026 (inclusive) in consideration for payment in cash of an exercise price of USD 1.15 per share. The exercise price of the Options shall be adjusted in the event of a rights issue, distribution of a dividend and distribution of bonus shares. The Purchased Shares and the Options shall hereinafter be known as: the “Securities on Offer”.

As of April 1, 2024, if the price of the share is a price that is higher by at least 35% than the exercise price of the Options, for a period of 30 continuous days of trading, the Company shall have the right to effect forced exercise of the Options for ordinary shares of the Company in cash or in a net exercise mechanism, in accordance with its discretion alone.

2.	If we are given notice in writing of acceptance of our offer, in whole or in part, by the Company (the “Notice of Acceptance”), we undertake to the Company the full consideration for the total Securities on Offer that shall be issued to us as set out in the Notice of Acceptance, on the date that shall be prescribed in the Notice of Acceptance.

3.	With respect to our offer, we hereby irrevocably undertake, declare and confirm that the Securities on Offer are being purchased by us, for us and for the investments of members that are being managed by us, and not for the purpose of distribution or sale to others, either in nomine or for others, nor for our clients, except under conditions pursuant to United States securities laws.

4.	We are aware that the Securities on Offer that are allotted to us, to the extent so allotted, shall be allotted to us “as is”, without any declaration, representation or indemnification by the Company, except for the financial statements and/or periodic reports and/or immediate reports and any other report that the Company might provide in the context of its being quoted on the OTCQB Exchange in the USA (“OTCQB”), free of any debt, lien, charge and/or other third party right, but subject to any regulatory restriction on transfer of the Securities. Without derogating from the aforesaid, no person, company or other legal entity shall have any first right of refusal, tag along right or any other right in respect of the allotment of the Securities on Offer. The Company has not received any notice regarding any intention and/or grounds for the deletion and/or suspension and/or prevention of the continued quotation of the Securities of the Company on the OTCQB and there are no intentions and/or grounds to delete the Securities of the Company from the quotation on OTCQB and/or for suspending and/or preventing the continued quotation of the Securities of the Company on OTCQB.

5.	We do not and shall not have any claim and or suit against the Company, companies related to it and/or its managers and/or employees and/or consultants and/or counsel and/or any persons acting on its behalf with respect to and/or with regards to the Company and/or its condition, assets and/or liabilities and/or with respect to the Securities on Offer, except in the event that it turns out that the information contained in the reports as set out in section 4 above contained a misleading particular, including a missing particular, as defined in the US securities laws.

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6.	We are aware and we confirm that we shall be allotted securities that have not yet been listed for trading in the United States, and the Company shall act to submit a listing document with the US Securities & Exchange Commission within sixty (60) days of the date of receipt of this Offer and shall act to obtain the permission of the US Securities & Exchange Commissioner for the listing of the Purchased Shares and the shares that shall stem from exercise of the Options. After receipt of the permit of the US Securities & Exchange Commission, the Company shall act to maintain the listing document to the extent required in order to release the aforesaid shares from the lock-up rules that apply to them in the United States of America.

7.	We are aware and we confirm that the information relating to this Issue amounts to “confidential information” with all of the implications thereof, and so long as the Company has not made such information public, we shall be obligated by all of the restrictions and obligations relating to such confidential information.

8.	We are aware and we confirm that the Company, being a public company that is traded on OTCQB might be obliged to report the acquisition of the Securities on Offer by us should it resolve to accept our offer for the purchase of such Securities. We confirm that we shall have no claim against the Company and/or any other person with respect to such reporting by the Company.

9.	We confirm that we have the financial, economic and commercial ability and experience necessary in order to make the decision to invest in the Securities of the Company and to deal with the risk and chances of the transaction, and to undertake to perform it.

10.	We confirm that we are an entity that is one of the classes of investors that are set out in the First Schedule to the Securities Law, 5728-1968, and an accredited investor as defined in the US Securities Act of 1933.

11.	We confirm that we are aware that the Company is entitled to prescribe or alter the amount of the Issue and to defer or cancel the Issue of the Securities on Offer all at its exclusive discretion. A Notice of Acceptance shall be given to us by delivery via email as set out above in this regard. Furthermore, we are aware that the performance of the Issue is subject to the performance of all of the following conditions, jointly: Receipt of the approval of the board of directors of the Company and the approval of any other organ of the Company that may be required under any law. In the event that the Company does not accept this Offer, we shall not have any claim and/or suit and/or demand against the Company and/or companies related to it and/or its directors and/or employees and/or consultants and/or any persons acting on its behalf.

Date	Name of Signatory	Signature and Stamp